UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

KALARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kalaris Therapeutics, Inc.

400 Connell Drive, Suite 5500

Berkeley Heights, New Jersey 07922

(Address of principal executive offices, including zip code)

(650) 249-2727

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KLRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On July 16, 2026, the Board of Directors (the “Board”) of Kalaris Therapeutics, Inc. (the “Company”) appointed Liisa Bayko as Chief Financial Officer and Treasurer of the Company, effective as of July 20, 2026 (the “Effective Date”). In addition, Ms. Bayko will serve as the Company’s principal financial officer.

Prior to her appointment as Chief Financial Officer and Treasurer of the Company, Ms. Bayko, age 55, served as the Managing Director, Biotech Equity Research, of Evercore ISI, an investment bank, from August 2020 to December 2025. Prior to that, Ms. Bayko served as the Managing Director, Biotech Equity Research, of JMP Securities, an investment bank, from February 2011 to August 2020. Ms. Bayko holds an MBA from the Kellogg School of Management at Northwestern University, a M.Sc. from the University of Toronto and a B.Sc. from Queen’s University.

Pursuant to an employment agreement (the “Employment Agreement”), dated July 7, 2026, between the Company and Ms. Bayko governing the terms of her employment, Ms. Bayko will be paid an annualized base salary of $475,000 and will be eligible to receive an annual incentive bonus of up to 40.0% of her annualized base salary (the “Target Bonus”) for each fiscal year, as determined by the Board, or a committee thereof, in its sole discretion. Also, as a condition to her employment and pursuant to the Employment Agreement, Ms. Bayko entered into a non-competition and non-solicitation agreement and an invention and non-disclosure agreement with the Company (the “Restrictive Covenant Agreements”).

In addition, pursuant to the Employment Agreement, the Company has granted to Ms. Bayko an incentive stock option (the “Option”) to purchase up to 220,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), such grant to be effective as of the Effective Date. The Option will have an exercise price per share equal to the closing price of the Common Stock on The Nasdaq Global Market on the Effective Date and is scheduled to vest as to 25% of the shares underlying the Option on the first anniversary of the Effective Date and in 36 substantially equal monthly installments thereafter, subject to continued service. The Option was granted under the Company’s 2020 Stock Option and Grant Plan, as amended.

Under the Employment Agreement, if more than three months prior to or more than 12 months following a “change in control” (as defined in the Employment Agreement) of the Company, Ms. Bayko’s employment is terminated by the Company without “cause” or by her for “good reason” (each as defined in the Employment Agreement), Ms. Bayko is entitled to, subject to (a) her execution of a severance and release of claims agreement in favor of the Company, which agreement must become irrevocable within 60 days following her termination (or such shorter period as may be directed by the Company), and (b) her continued compliance with the Restrictive Covenant Agreements and any similar agreements with the Company, (i) continued payment of her base salary for a period of nine months following her termination date, and (ii) provided that she is eligible for and timely elects to continue receiving group medical insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continued payment of the share of the premiums for health coverage that is paid by the Company for a period of up to nine months.

Furthermore, if, within three months prior to or within 12 months following a change in control of the Company, Ms. Bayko’s employment is terminated by the Company without cause or by her for good reason, Ms. Bayko is entitled to, subject to (a) her execution of a severance and release of claims agreement in favor of the Company, which agreement must become irrevocable within 60 days following her termination (or such shorter period as may be directed by the Company), and (b) her continued compliance with the Restrictive Covenant Agreements and any similar agreements with the Company, (i) continued payment of her base salary for a period of 12 months following her termination date, (ii) a lump-sum payment equal to 100% of the Target Bonus for the year in which her termination occurs or, if higher, the Target Bonus immediately prior to the change in control, (iii) provided that she is eligible for and timely elects to continue receiving group medical insurance pursuant to COBRA, continued payment of the share of the premiums for health coverage that is paid by the Company for a period of up to 12 months, and (iv) the acceleration of her then-unvested Company equity awards that vest based solely on the passage of time, such that all such then-unvested equity awards immediately vest and become fully exercisable or non-forfeitable as of her termination date.

In addition, Ms. Bayko entered into an indemnification agreement with the Company, the form of which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-39409) filed with the Securities and Exchange Commission on March 18, 2025, pursuant to which the Company may be required, among other things, to indemnify Ms. Bayko for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as an officer of the Company.

There is no arrangement or understanding between Ms. Bayko and any other person pursuant to which Ms. Bayko was appointed as the Chief Financial Officer and Treasurer of the Company. There are no related party transactions between the Company and Ms. Bayko reportable under Item 404(a) of Regulation S-K and no family relationships between Ms. Bayko and any of the Company’s directors or officers.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Resignation of Chief Accounting Officer and Appointment of Interim Principal Accounting Officer

On July 14, 2026, Brett Hagen notified the Company of his decision to resign as the Company’s Senior Vice President, Finance and Chief Accounting Officer, effective as of July 27, 2026. As a result, on July 16, 2026, the Board designated Amy Vandekop, the Company’s Corporate Controller, as the Company’s interim principal accounting officer, effective as of July 27, 2026.

Ms. Vandekop, age 37, has served as the Company’s Associate Vice President, Corporate Controller since March 2025 following the merger with AlloVir, Inc. Ms. Vandekop previously served as AlloVir, Inc.’s Senior Director, Accounting and Reporting, from December 2020 to March 2025, and as Lumicell, Inc.’s Senior Manager, Accounting and Reporting, from December 2018 to December 2020. Ms. Vandekop also served in increasing roles of responsibility at KPMG, an accounting firm, from October 2011 to November 2018. Ms. Vandekop is a certified public accountant and holds a B.B.A. in Accounting from the University of Massachusetts Amherst.

In addition, Ms. Vandekop will enter into an indemnification agreement with the Company, the form of which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-39409) filed with the Securities and Exchange Commission on March 18, 2025, pursuant to which the Company may be required, among other things, to indemnify Ms. Vandekop for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as an officer of the Company.

There is no arrangement or understanding between Ms. Vandekop and any other person pursuant to which Ms. Vandekop was appointed as the interim principal accounting officer of the Company. There are no related party transactions between the Company and Ms. Vandekop reportable under Item 404(a) of Regulation S-K and no family relationships between Ms. Vandekop and any of the Company’s directors or officers.

There have been no other changes to Ms. Vandekop’s compensatory plans or arrangements in connection with her designation as interim principal accounting officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Employment Agreement, dated July 7, 2026, between the Company and Liisa Bayko.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALARIS THERAPEUTICS, INC.

Date: July 20, 2026	By:	/s/ Andrew Oxtoby
	Name:	Andrew Oxtoby
	Title:	Chief Executive Officer